FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2010 RESULTS

Pompano Beach, FL – December 8, 2010 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its fiscal year ended September 30, 2010.

Fiscal 2010 Financial Results – Compared to Fiscal 2009:

  Net sales increased $1.6 million, or 9%, to $19.0 million in Fiscal 2010 due to higher sales of diabetic products, which increased $1.1 million, or 8%, and higher sales of “Other Products”, which increased $0.5 million, or 10%.

  Gross profit increased $0.6 million, or 18%, to $4.2 million in Fiscal 2010 primarily due to the $1.6 million increase in net sales and, to a lesser extent, decreases in Hong Kong costs and freight, duties and customs costs.

  Selling expenses decreased $0.4 million, or 17%, to $2.2 million in Fiscal 2010 from $2.6 million in Fiscal 2009 due primarily to reductions in selling personnel costs.

  General and administrative expenses increased $1.3 million, or 57%, to $3.6 million in Fiscal 2010. Of this increase, approximately $1.1 million was attributable to developments leading up to and including the Settlement Agreement entered into in August 2010.

  Other income declined $0.2 million to $10 thousand in Fiscal 2010 due primarily to lower average interest rates on slightly lower cash balances compared to Fiscal 2009.

  Net loss was $1.7 million in Fiscal 2010 compared to net loss of $1.4 million in Fiscal 2009. The higher net loss is primarily the result of higher general and administrative expenses (including the approximately $1.1 million attributable to the Settlement Agreement referred to above) and to a lesser extent lower “other income”, offset in part by higher gross profit, lower selling expenses, and lower income tax expense.

Brett M. Johnson, Forward’s President and Chief Executive Officer, commented: “During my brief time at Forward, I am impressed by the capabilities of the Organization and even more confident than ever of the prospects to expand.

Our OEM business is strong, and I’m pleased with the growth in sales this year. I am committed to furthering this growth and feel there is significant opportunity to do so. In addition, Forward is well positioned to expand beyond its OEM business into new products, channels and geographies. I am confident that with the combined strength of our balance sheet and our management team we will transform the company into a leader in the technology accessories category.”

The tables below are derived from the Company’s audited, consolidated financial statements included in our Annual Report on Form 10-K filed today with the Securities and Exchange Commission.  Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2010 and 2009. Please also refer to the Form 10-K for a discussion of risk factors applicable to the company and its business.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties. Actual results may differ substantially from those expressed or implied in such forward looking statements due to a number of factors. Such risk factors include but are not limited to those discussed in Part I, Item 1A, “Risk Factors”, and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K filed today with the SEC, which factors are incorporated herein by reference.

Such risk factors include, among others: the loss of any key customer or material sales in our Diabetic Products line, where customer and sales concentration are high; whether important customers reduce or discontinue inclusion of carry solutions “in box” with their electronic products; the impact on our business and results of operations of an acquisition or the failure to make an acquisition; the concentration of our accounts receivable in a small number of customers and our ability to collect payment; the adverse impact of customer pricing pressures on gross margins; fluctuations in foreign currency exchange rates that could result in increased costs or reduced revenues; levels of demand and pricing generally for electronic devices sold by our customers for which we supply carry solutions; the development of quality control, delivery, or pricing issues involving our Asian suppliers; uncertainties in the financial and credit markets; changes in, governmental regulations; variability in order flow from our OEM customers; a significant change in the Company’s relationship with one or more key customers (including changes affecting their businesses); the loss of key sales personnel who have significant influence on our relationships with some of our largest customers; and losses on our uninsured cash balances at commercial banks where a failure occurs.

About Forward Industries

Forward Industries, Inc. designs and distributes custom carrying case solutions for hand held electronic devices. Forward’s products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com.

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(954) 419-9544

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Fiscal Years Ended September 30,
	2010	2009
Net sales.................................................	$18,996,827	$17,440,425
Cost of goods sold..................................	14,764,840	13,858,122
Gross profit.............................................	4,231,987	3,582,303

Operating expenses:
Selling................................................	2,166,542	2,615,685
General and administrative...................	3,636,309	2,316,072
Total operating expenses.	5,802,851	4,931,757

Loss from operations.............................	(1,570,864)	(1,349,454)

Other income (expense):
Interest income..................................	42,941	284,475
Other (expense), net..........................	(32,868)	(28,647)
Total other income....................	10,073	255,828

Loss before income tax expense..........	(1,560,791)	(1,093,626)
Income tax expense.............................	124,032	300,499
Net loss ................................................	($1,684,823)	($1,394,125)

Net loss per common and common equivalent share
Basic.........................................	($0.21)	($0.18)
Diluted.......................................	($0.21)	($0.18)

Weighted average number of common and common equivalent shares outstanding
Basic........................................	7,983,257	7,926,277
Diluted......................................	7,983,257	7,926,277

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2010	2009
Assets
Current assets:
Cash and cash equivalents....................................................	$18,471,520	$20,103,502
Accounts receivable, net.......................................................	4,621,181	3,259,462
Inventories, net.....................................................................	1,036,386	666,485
Prepaid expenses and other current assets............................	240,651	228,938
Total current assets...................................................	24,369,738	24,258,387

Property, plant, and equipment, net...........................................	115,205	162,468
Other assets...........................................................................	46,032	59,532
Total assets...........................................................................	$24,530,975	$24,480,387

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable................................................................	$2,439,273	$1,824,091
Accrued expenses and other current liabilities........................	885,332	133,857
Total current liabilities.............................................	3,324,605	1,957,948

Commitments and contingencies.........................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued........................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,761,629 and 8,643,598 shares issued, respectively (including 706,410 held in treasury at both dates) ....................................	87,616	86,436
Capital in excess of par value............................................	16,469,142	16,101,568
Treasury stock, 706,410 shares at cost, respectively ..........	(1,260,057)	(1,260,057)
Retained earnings.............................................................	5,909,669	7,594,492
Total shareholders' equity....................................................	21,206,370	22,522,439
Total liabilities and shareholders’ equity.............................	$24,530,975	$24,480,387